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                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):        February 7, 2001
                                                  ----------------------------


                            P. H. GLATFELTER COMPANY
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


   Pennsylvania                        1-3560                    23-0628360
------------------------------   ---------------------   ----------------------
(State or Other                     (Commission File            (IRS Employer
Jurisdiction of Incorporation)           Number)             Identification No.)


              96 South George Street, Suite 500
              York, PA                                         17401
          -----------------------------------------          ----------
                  (Address of Principal                      (Zip Code)
                   Executive Offices)




                                  (717)225-4711
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

         In June 1999, the Pennsylvania Public Interest Research Group ("Penn PIRG") and several other plaintiffs brought a citizens suit against the Registrant alleging violations of the Federal Clean Water Act and the Pennsylvania Clean Streams Law and seeking a reduction in the Registrant's Spring Grove mill's discharge of color into the Codorus Creek, civil penalties and costs of litigation.

         On February 7, 2001, the U.S. District Court for the Middle District of Pennsylvania granted partial summary judgment against the Registrant, ruling that the Registrant had been in violation of the effluent limitations contained in its 1984 NPDES Permit because a permit dated September 27, 1989, issued by the Pennsylvania Department of Environmental Resources, was "invalid" and, therefore, that the Registrant had been in violation of the Federal Clean Water Act and the Pennsylvania Clean Streams Law. This decision conflicts with a September 2000 ruling by the state tribunal overseeing the Registrant's permit. The Registrant believes that the state tribunal, not the federal tribunal, has jurisdiction to review the validity of its September 1989 permit. The Registrant still believes that the lawsuit is without merit and is seeking reconsideration of the decision. The Court has not granted any relief, which will involve further proceedings, and has postponed entry of judgment until the conclusion of the case. The Registrant believes that no retrospective relief is appropriate in this case, and that the remedy phase of the proceeding may become moot as the result of the ongoing state permitting process.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            P. H. GLATFELTER COMPANY
                                                   (Registrant)


                                            By:      /s/ C. Matthew Smith
                                                 ----------------------------
Date: February 15, 2001                     Title:   Chief Financial Officer




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